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                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated June 7, 1996 and October 24, 1996 relating to the financial statements of Fortran Corp. which appears in the Current Report on Form 8-K of U.S. Office Products Company. In addition, we consent to the reference to us under the caption "Experts" in the Registration Statement. We also consent to the inclusion in this Registration Statement of our report dated June 7, 1996 and October 24, 1996 relating to the financial statements of Fortran Corp.



Gary A. Koehmstedt, CPA
RUBIN KOEHMSTEDT & NADLER, PLC
January 8, 1997